UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, BFC Financial Corporation (the “Company”) entered into Share Exchange Agreements on September 4, 2015 with Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise (collectively, the “BBX Capital Executives”) as holders of restricted stock units (“BBX Capital RSUs”) of Class A Common Stock of BBX Capital Corporation (“BBX Capital”).  Pursuant to the Share Exchange Agreements, (a) each BBX Capital Executive granted the Company the option to acquire, simultaneously with the vesting of each BBX Capital RSU, some or all of the shares of BBX Capital’s Class A Common Stock which, absent the Share Exchange Agreement, would (after withholding) actually have been received by the BBX Capital Executive upon the vesting of the BBX Capital RSU and (b) the Company agreed to issue to the BBX Capital Executive shares of the Company’s Class A Common Stock or Class B Common Stock having an aggregate market value equal to the aggregate market value of the shares of BBX Capital’s Class A Common Stock acquired by the Company upon the option exercise. Pursuant to the Share Exchange Agreements, the market value of the shares of the Company’s Class A Common Stock and Class B Common Stock and of BBX Capital’s Class A Common Stock is the closing price of the applicable class of stock on the trading day immediately preceding the date of closing of the share exchange.  The Company also previously disclosed that, on September 1, 2015, the Company’s Board of Directors, including all of the disinterested members of the Board, approved (a)  the exercise in full of the Company’s options with respect to all of the BBX Capital RSUs held by the BBX Capital Executives which were scheduled to vest on September 30, 2015 and (b) the issuance of shares of the Company’s Class B Common Stock in exchange therefor.

In connection with the above-described option exercise, on September 30, 2015, the Company issued a total of 1,218,476 shares of its Class B Common Stock to the BBX Capital Executives and received a total of 221,821 shares of BBX Capital’s Class A Common Stock in exchange therefor.  The share exchanges were effected simultaneously with the vesting of the applicable BBX Capital RSUs on September 30, 2015 and were based on the closing prices of the Company’s Class B Common Stock and BBX Capital’s Class A Common Stock on September 29, 2015 of $2.88 per share and $15.82 per share, respectively.  The following table sets forth the number of shares of the Company’s Class B Common Stock issued to each BBX Capital Executive and the number of shares of BBX Capital’s Class A Common Stock which the Company received in exchange therefor.

BBX Capital Executive	Number of Shares of the Company’s Class B Common Stock Issued to the BBX Capital Executive	Number of Shares of BBX Capital’s Class A Common Stock Received by the Company
Alan B. Levan	405,624	73,843
John E. Abdo	405,624	73,843
Jarett S. Levan	204,413	37,213
Seth M. Wise	202,815	36,922
Total	1,218,476	221,821

The Company agreed to the share issuances under the Share Exchange Agreements in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”),  as not involving any public offering.  The shares of the Company’s Common Stock issued or which may be issued under the Share Exchange Agreements will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act.

Alan B. Levan is the Chairman, Chief Executive Officer and President of the Company and the Chairman and Chief Executive Officer of BBX Capital.  John E. Abdo is the Vice Chairman of each of the Company and BBX Capital.  Alan B. Levan and John E. Abdo beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock, including the shares of the Company’s Class B Common Stock issued to them under the Share Exchange Agreements on September 30, 2015 as set forth above,  representing, in the aggregate, an approximately 76% voting interest in the Company.  Jarett S. Levan is the son of Alan B. Levan and is an Executive Vice President and director of the Company and President and a director of BBX Capital.  Seth M. Wise is an Executive Vice President and director of the Company and Executive Vice President of BBX Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: October 5, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer and Chief Accounting Officer